UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 27, 2026

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DGII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2026 (the “Closing Date”), Digi International Inc. (“Digi”) entered into an amended and restated revolving credit agreement (the “Credit Agreement”) with BMO Bank N.A. (“BMO”), as administrative agent and collateral agent, BMO Capital Markets Corp., Bank of America, N.A. and MUFG Bank, Ltd., as joint lead arrangers, BMO Capital Markets Corp. and Bank of America, N.A., as joint bookrunners, and the several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”). The Credit Agreement provides Digi with a $350 million senior secured revolving credit facility (the “Credit Facility”), with an uncommitted accordion feature that provides for additional borrowing capacity of up to (a) the greater of (i) $130 million or (ii) one hundred percent of trailing four quarter consolidated EBITDA, or (b) an unlimited amount subject to pro forma compliance with a total net leverage ratio of 2.50 to 1.00. The Credit Facility is scheduled to mature on August 27, 2031, the fifth anniversary of the Closing Date, and all outstanding principal will be due and payable on such date. The Credit Facility contains a $10 million letter-of-credit sublimit and a $10 million swingline sub-facility.

The Credit Agreement amends and restates in its entirety the Revolving Credit Agreement dated as of December 7, 2023 (the “Terminated Agreement”), which is further discussed in Item 1.02 below.

Digi may use the proceeds of the Credit Facility to finance future permitted acquisitions, the fees and expenses related thereto, and for general corporate purposes.

Borrowings of U.S. dollars under the Credit Facility bear interest at a rate per annum equal to Term SOFR, with a floor of 0.00% for an interest period of one, three, or six months as selected by Digi, reset at the end of the selected interest period (or a replacement benchmark rate if Term SOFR is no longer available) plus the applicable margin or a base rate plus the applicable margin. The base rate is determined by reference to the highest of (1) BMO’s prime rate, (2) the rate determined by BMO to be the average rate of Federal funds in the secondary market plus 0.50%, or (3) one-month SOFR plus 1.00%. Foreign currency borrowings may be made under the Credit Facility up to a sublimit of $75,000,000 and will bear interest at an index rate available in such currencies.

The applicable margin for loans under the Credit Facility is based on six pricing levels providing for a range of 1.25% to 2.625% for Term SOFR loans and foreign currency borrowings and a range of 0.25% to 1.625% for base rate loans, depending on Digi’s total net leverage ratio. The total net leverage ratio is defined as the ratio of (a)(i) Digi’s consolidated total funded indebtedness minus (ii) unrestricted cash as of such date up to a maximum amount of $50 million, to (b) consolidated EBITDA for such period.

In addition to paying interest on the outstanding principal, Digi is required to pay a commitment fee on the unutilized commitments under the Credit Facility. The commitment fee is between 0.15% and 0.275% depending on Digi’s total net leverage ratio. The Credit Facility is secured by substantially all of the property of Digi and its domestic subsidiaries.

The Credit Agreement requires Digi to maintain a minimum interest coverage ratio of 3.00 to 1.00 and a total net leverage ratio not to exceed 3.50 to 1.00, with certain exceptions for a covenant holiday of up to 4.00 to 1.00 after certain material acquisitions. The Credit Agreement also contains other customary affirmative and negative covenants, including covenants that restrict the ability of Digi and its subsidiaries to incur additional indebtedness, dispose of significant assets, make certain investments, including any acquisitions other than permitted acquisitions, make certain restricted payments, enter into sale and leaseback transactions or grant additional liens on its assets, subject to certain limitations.

The Credit Agreement contains customary events of default, the occurrence of which would permit the Lenders to terminate their commitments and accelerate loans under the Credit Facility, including failure to make payments under the Credit Facility, failure to comply with covenants in the Credit Agreement and other loan documents, cross default to other material indebtedness of Digi or any of its subsidiaries, failure of Digi or any of its subsidiaries to pay or discharge material judgments, bankruptcy of Digi or any of its subsidiaries, and change of control of Digi.

Certain Lenders under the Credit Facility have performed and may continue to perform commercial banking and financial services for Digi and its subsidiaries for which they have received and will continue to receive customary fees.

The foregoing description of the Credit Agreement and underlying Credit Facility does not purport to be complete and is qualified by reference to the text of the Credit Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement.

On August 27, 2026, in connection with the entry into the Credit Agreement, Digi paid off all amounts due and terminated in full all commitments under the Terminated Agreement. Certain lenders under the Terminated Agreement are or may be Lenders under the Credit Agreement. The material terms and conditions of the Terminated Agreement are described in Item 1.01 of Digi’s Form 8-K filed on December 11, 2023 and are incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this current report on Form 8-K regarding the Credit Agreement and Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

The text of Digi’s press release announcing the entry into the Credit Agreement is set forth in Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

No.	Description
10.1*	Credit Agreement dated August 27, 2026, by and among Digi International Inc. as the borrower, BMO Bank, N.A., as administrative agent and collateral agent, BMO Capital Markets Corp., Bank of America, N.A. and MUFG Bank, Ltd., as joint lead arrangers, BMO Capital Markets Corp. and Bank of America, N.A., as joint bookrunners, and other lenders from time-to-time party thereto
99.1	Press release dated August 31, 2026
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

* Pursuant to Item 601(a)(5) of Regulation S-K, the exhibits and schedules to Exhibit 10.1 have been omitted from this report and will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 31, 2026

DIGI INTERNATIONAL INC.

By:	/s/ James J. Loch
James J. Loch
Executive Vice President, Chief Financial Officer and Treasurer